Exhibit 10.3
CATERPILLAR INC.
2014 LONG-TERM INCENTIVE PLAN
(As Amended and Restated, Effective as of October 8, 2019)
I. INTRODUCTION
1.1     Purposes. The purposes of the Caterpillar Inc. 2014 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. The Plan has been amended and restated, as set forth herein, effective October 8, 2019.
1.2     Certain Definitions.
(a)     “Award Gain” shall mean (a) with respect to a given Option exercise, the product of (X) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price per share of Common Stock of such Option times (Y) the number of shares purchased pursuant to the exercise of such Option, and (b) with respect to any other settlement of an award granted to the participant, the Fair Market Value of the cash or shares of Common Stock paid or payable to the participant (regardless of any elective deferral pursuant to Section 5.10) less any cash or the Fair Market Value of any shares of Common Stock or property (other than an award that would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the participant to the Company as a condition of or in connection with such settlement.
(b)     “Award Notice” shall mean the written or electronic notice evidencing an award hereunder.
(c)     “Blackout Period” shall have the meaning set forth in Section 2.1(b).
(d)     “Board” shall mean the Board of Directors of the Company.
(e)     “Business Combination” shall have the meaning set forth in Section 5.9(b).
(f)     “Cause” shall have the meaning set forth in Section 5.9(c).
(g)     “Change in Control” shall have the meaning set forth in Section 5.9(b).
(h)     “Code” shall mean the Internal Revenue Code of 1986, as amended.
(i)     “Committee” shall mean the Compensation and Human Resources Committee of the Board, or any successor or subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

(j)     “Common Stock” shall mean the common stock of the Company, and all rights appurtenant thereto.
(k)     “Company” shall mean Caterpillar Inc., a Delaware corporation, or any successor thereto.
(l)     “Company Voting Securities” shall have the meaning set forth in Section 5.9(b)(ii).
(m)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n)     “Fair Market Value” shall mean, as of any given date, the fair market value of a share of Common Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any date shall be the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which transactions were reported. Notwithstanding the foregoing, unless otherwise determined by the Committee, for purposes of clause (D) of Section 2.1(c) of the Plan, Fair Market Value means the actual price at which the shares of Common Stock used to acquire the shares of Common Stock are sold.
(o)     “Forfeiture Event” shall have the meaning set forth in Section 5.16(a).
(p)     “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Award Notice, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
(q)     “Good Reason” shall have the meaning set forth in Section 5.9(d).
(r)     “Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
(s)     “Incumbent Directors” shall have the meaning set forth in Section 5.9(b)(i).
(t)     “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.
(u)     “Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
(v)     “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.
(w)     “Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

(x)     “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may consist of one or more corporate-wide or subsidiary, division, operating unit, individual or other measures, including, without limitation, any of the following: (i) attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, (ii) cash flow from operations, (iii) cash flow margin or free cash flow, (iv) cash flow per share, (v) earnings of the Company before or after taxes and/or interest, (vi) earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”), (vii) EBITDA margin, (viii) economic value added, (ix) expense levels or cost reduction goals, (x) gross profit or margin, (xi) increase in stockholder value, (xii) interest expense, (xiii) inventory, (xiv) market share, (xv) net assets, (xvi) net cash provided by operations, (xvii) net operating profits after taxes, (xviii) operating expenses, (xix) operating income, (xx) operating margin, (xxi) operating profit after capital charge (“OPACC”), (xxii) percent of dealer deliveries (“PODD”), (xxiii) percent of industry sales (“PINS”), (xxiv) percent of parts sales (“POPS”), (xxv) percent of parts sales – Caterpillar branded (“POPS-C”), (xxvi) pretax income, (xxvii) price-to-earnings growth, (xxviii) price realization, (xxix) primary or fully-diluted earnings per share or profit per share, (xxx) profit after tax, (xxxi) return on assets, (xxxii) return on equity, (xxxiii) return on invested capital, (xxxiv) return on investments, (xxxv) return on sales, (xxxvi) revenues, (xxxvii) sales, (xxxviii) total cash flow, (xxxix) total stockholder (shareholder) return and (xl) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to (A) acquisitions or divestitures, (B) business expansion, (C) realized production system benefits, (D) cost targets, (E) customer acquisition, (F) customer satisfaction, (G) diversity and inclusion, (H) efficiency, (I) inventory turns, (J) realized lean benefits, (K) management of employment practices and employee benefits, (L) market penetration, (M) purchasing material costs, (N) quality and quality audit scores, (O) reductions in errors and omissions, (P) reductions in lost business, (Q) supervision of litigation and information technology, (R) sustainability or (S) realized 6 Sigma benefits. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be established or adjusted to include or exclude any components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring, infrequently occurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures (including adjustments in the method of calculating attainment of the performance measures) or other terms and conditions of an outstanding award in recognition of any Adjustment Events.
(y)     “Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
(z)     “Permitted Transferee” shall have the meaning set forth in Section 5.4(a).
(aa)     “Plan” shall have the meaning set forth in Section 1.1.

(bb)     “Prior Plan” shall mean the Caterpillar Inc. 2006 Long-Term Incentive Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.
(cc)     “Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
(dd)     “Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
(ee)     “Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Award Notice, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(ff)     “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
(gg)     “Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Award Notice relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.
(hh)     “SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
(ii)     “Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.
(jj)     “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity or, in the case of a partnership, joint venture or similar entity, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the controlled entity.
(kk)     “Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.
(ll)     “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an Option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Award Notice, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such

SAR, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.
(mm)     “Tax Date” shall have the meaning set forth in Section 5.5.
(nn)     “Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
(oo)     “Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.
(pp)     “Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.
1.3     Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) Options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the grant price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Award Notice evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to one or more members of the Committee, the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to one member of the Committee, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4     Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors, consultants, and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time; provided, that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary Corporation, within the meaning of Section 424(f) of the Code. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Award Notice, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant or independent contractor. The extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence shall be determined in accordance with Company policy.
1.5     Shares Available. Subject to adjustment as provided in Section 5.8 and to all other limits set forth in this Section 1.5, 38.8 million shares of Common Stock were initially available for all awards under this Plan and no more than 38.8 million shares of Common Stock in the aggregate could be issued under the Plan in connection with Incentive Stock Options. Upon and subject to stockholder approval of the amendment and restatement of the Plan pursuant to Section 5.1, an additional 36 million shares of Common Stock shall become available for all awards under this Plan and an additional 36 million shares of Common Stock may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an Option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such Option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to 2.75 times the number of shares subject to such Stock Award or Performance Award.
To the extent that shares of Common Stock subject to an outstanding Option, SAR, Stock Award or Performance Award granted under the Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an Option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related Option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an Option or an SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (y) shares delivered to or withheld by the Company to pay the grant price or the withholding taxes related to an outstanding Option or SAR or (z) shares repurchased by the Company on the open market with the proceeds of an Option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards or Performance Awards granted under this Plan, but not Options or SARs, shall again be available for issuance under this Plan. The number of shares that again become available pursuant to this paragraph shall be equal to (i) one share for each share subject to an Option or Free-Standing SAR described herein and (ii) 2.75 shares for each share subject to a Stock Award or a Performance Award described herein. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plan shall be available for grant under this Plan and none of the shares of Common Stock subject to outstanding awards granted under the Prior Plan shall again become available for issuance under this Plan, whether upon the expiration, termination, cancellation or forfeiture of such awards or otherwise.
The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
1.6     Per Person Limits. Awards shall be subject to the following per person limits: (i) the maximum number of shares of Common Stock with respect to which Options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 800,000 shares, subject to adjustment as provided in Section 5.8, (ii) with respect to Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock, the maximum number of shares of Common Stock subject to such awards that may be earned by any person for each 12-month period during a Performance Period shall be the number of shares having a Fair Market Value of $20 million, determined as of the date of grant, subject to adjustment as provided in Section 5.8, (iii) with respect to Performance Awards denominated in cash, the maximum amount that may be earned by any person for each 12-month period during a Performance Period shall be $20 million, and (iv) the aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $750,000.
II.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1     Stock Options. The Committee may, in its discretion, grant Options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each Option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such Options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)     Number of Shares and Grant Price. The number of shares of Common Stock subject to an Option and the grant price per share of Common Stock purchasable upon exercise of the Option shall be determined by the Committee; provided, however, that the grant price per share of Common Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the grant price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the grant price per share of the shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b)     Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant; provided, further, that with respect to a Nonqualified Stock Option, if the expiration date of such Option occurs during any period when the participant is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of such Option would violate applicable securities laws (each, a “Blackout Period”), then the period during which such Option shall be exercisable shall continue until the date that is 30 days after the expiration of such Blackout Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an Option or to the exercisability of all or a portion of an Option. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Prior to the exercise of an Option, the holder of such Option shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such Option, including the right to receive dividends or dividend equivalents.
(c)     Method of Exercise. An Option may be exercised (i) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the number of whole shares of Common Stock to be purchased and paying the aggregate purchase price in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Award Notice relating to the Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the Option and (iii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2     Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Award Notice relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)     Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the grant price per share of Common Stock of the related Option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the Option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b)     Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option; provided, further, if the expiration date of an SAR occurs during any Blackout Period, then the period during which such SAR shall be exercisable shall continue until the date that is 30 days after the expiration of such Blackout Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares of Common Stock. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR, including the right to receive dividends or dividend equivalents.
(c)     Method of Exercise. A Tandem SAR may be exercised (i) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written or electronic notice to the Company, in accordance with procedures prescribed by the Company, specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3     Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an Option or SAR (i) upon a termination of employment with or service to the Company of the holder of such Option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Notice.
2.4     No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the grant price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower grant price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the grant price of such Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.8.

III.     STOCK AWARDS
3.1     Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Award Notice relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.
3.2     Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, Unrestricted Stock Awards shall be limited to (i) awards to Non-Employee Directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under this Plan with respect to the number of shares Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.
3.3     Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)     Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)     Vesting and Forfeiture. The Award Notice relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)     Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.7, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Award Notice relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d)     Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Award Notice relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.4     Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)     Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)     Vesting and Forfeiture. The Award Notice relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)     Settlement of Vested Restricted Stock Unit Awards. The Award Notice relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.5     Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Notice.
IV.     PERFORMANCE AWARDS
4.1     Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2     Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)     Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b)     Vesting and Forfeiture. The Award Notice relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)     Settlement of Vested Performance Awards. The Award Notice relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3     Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Notice.
V.     GENERAL

5.1     Effective Date and Term of Plan. This Plan was approved by the Board on April 9, 2014, and became effective as of June 11, 2014, the date on which the Company’s stockholders approved the Plan. This Plan superseded and replaced the Prior Plan; provided that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The Plan was further amended and restated by the Board on April 12, 2017 and approved by the Company’s stockholders on June 14, 2017. This amendment and restatement of the Plan, as set forth herein, was approved by the Committee on October 8, 2019. Any amendments made to the Plan after November 2, 2017 shall not be given effect with respect to any Awards that were outstanding as of such date to the extent that any such amendment would cause the transition relief for amendments made to Section 162(m) of the Code by the Tax Cuts and Jobs Act to become unavailable. The Plan shall terminate on the tenth anniversary of the Plan’s effective date, June 11, 2024, unless terminated earlier by the Committee; provided that no Incentive Stock Options shall be granted later than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.
5.2     Amendments. The Committee may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3     Award Notice. Each award under this Plan shall be evidenced by an Award Notice setting forth the terms and conditions applicable to such award. No award shall be valid until an Award Notice is provided by the Company and, to the extent the Committee may, in its sole discretion, require, either executed by the recipient or accepted by the recipient by electronic means approved by the Committee within the time period specified by the Committee. Upon execution by the Company, or if required, upon such execution and delivery of the Award Notice to the Company or electronic acceptance of the Award Notice, such award shall be effective as of the effective date set forth in the Award Notice.
5.4     Non-Transferability.
(a)     Except as provided in Section 5.4(b), no award shall be transferable other than by will, the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Company, pursuant to a domestic relations order or, to the extent expressly permitted in the Award Notice relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder (a “Permitted Transferee”), in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Award Notice relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative, agent or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
(b)      Nonqualified Stock Options and SARs (except for any Tandem SAR granted in tandem with an Incentive Stock Option), whether vested or unvested, held by (A) participants who are considered officers of the Company for purposes of Section 16 of the Exchange Act; (B) participants who are Directors; or (C) any participants who previously held the positions in clauses (A) and (B) may be transferred by gift or by domestic relations order to one or more Permitted Transferees. Nonqualified Stock Options and SARs (except for any Tandem SAR granted in tandem with an Incentive Stock Option), whether vested or unvested, held by all other participants and by Permitted Transferees may be transferred by gift or by domestic relations order only to Permitted Transferees and, in the case of transfers other than in connection with a domestic relations order, upon the prior written approval of the Company’s Director of Total Rewards.
5.5     Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Award Notice may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Award Notice relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the minimum statutory withholding taxes, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.
5.6     Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Notice. In any case in which a participant is permitted to make such an election in connection with an award, the participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
5.7     Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.8     Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the grant price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which Options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award, as set forth in Section 1.6, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.9     Change in Control.
(a)     Impact of a Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(i)     If and to the extent that outstanding awards under the Plan are (A) continued by the Company, (B) assumed by the successor corporation (or affiliate thereto) or (C) replaced with awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Measures, as applicable, that are the same or more favorable to the participants than the vesting schedule and Performance Measures applicable to the awards, then all such awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 5.9(a)(iv) below.
(ii)     If and to the extent that outstanding awards under the Plan are not continued, assumed or replaced in accordance with Section 5.9(a)(i) above, then upon the Change in Control: (A) outstanding Options and SARs shall immediately vest and become exercisable, (B) the Restriction Period applicable to outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall immediately lapse; and, with respect to Restricted Stock Unit Awards, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A, and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the target level of the Performance Measures had been achieved or, with respect to completed performance periods, based on the actual level of achievement.
(iii)     If and to the extent that outstanding awards under the Plan are not continued, assumed or replaced in accordance with Section 5.9(a)(i) above, then the Board may, in its sole discretion, require outstanding awards to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive a cash payment in an amount equal to (1) in the case of an Option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such Option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the grant price or base price per share of Common Stock subject to such Option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.9(a)(ii), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.9(a)(ii).
(iv)     If and to the extent that (A) outstanding awards are continued, assumed or replaced in accordance with Section 5.9(a)(i) above and (B) a participant’s employment with, or performance of services for, the Company (or the company resulting from or succeeding to the business of the Company pursuant to such Change in Control) is terminated by the Company for any reason other than Cause or by such participant for Good Reason, in each case, within the 24-month period commencing on the date of the Change in Control, then, as of the date of such participant’s termination: (A) outstanding Options and SARs shall immediately vest and become exercisable, (B) the Restriction Period applicable to outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall immediately lapse; and, with respect to Restricted Stock Unit Awards, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A, and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the target level of the Performance Measures had been achieved or, with respect to completed performance periods, based on the actual level of achievement.
(v)     Outstanding Options or SARs that are assumed or replaced in accordance with Section 5.9(a)(i) may be exercised by the participant in accordance with the applicable terms and conditions of such award as set forth in the applicable Award Notice or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 5.9(a)(iv) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such award.
(b)     For purposes of this Plan, unless otherwise provided in an Award Notice, “Change in Control” means the occurrence of any one of the following events:
(i)     During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)     Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”), unless the Board, as constituted immediately prior to the date on which such person acquires such beneficial interest, by resolution negates the effect of this provision in a particular circumstance, deeming that resolution to be in the best interests of Company stockholders; provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (D) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 20% or more of Company Voting Securities by such person;
(iii)     The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such Business Combination; or
(iv)     The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, to the extent a payment to be made pursuant to an award upon a Change in Control constitutes deferred compensation that is subject to Section 409A of the Code, and such Change in Control does not constitute a “change in control event,” within the meaning of Treasury regulations promulgated under Section 409A of the Code, such payment shall be paid at the time it is otherwise scheduled to be paid, without regard to the occurrence of the Change in Control.
(c)     For purposes of this Section 5.9, “Cause” means, unless otherwise provided in an Award Notice, a willful engaging in gross misconduct materially and demonstrably injurious to the Company. For this purpose, “willful” means an act or omission in bad faith and without a reasonable belief that such act or omission was in or not opposed to the best interests of the Company.
(d)      For purposes of this Section 5.9, “Good Reason” means, unless otherwise provided in an Award Notice, the occurrence of any of the following circumstances (unless such circumstances are fully corrected by the Company before a participant’s termination of employment or the participant fails to provide written notice of such circumstances within 30 days after the participant becomes, or reasonably should have become, aware of such circumstances): (A) the Company’s assignment of any duties materially inconsistent with the participant’s position with the Company, or which result in a material adverse alteration in the nature or status of the responsibilities of the participant’s employment; or (B) a material reduction by the Company in the participant’s annual base salary, unless such reduction is part of a compensation reduction program affecting all similarly situated management employees.

5.10     Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
5.11     No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
5.12     Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.13     Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.14     Governing Law. This Plan, each award hereunder and the related Award Notice, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.15     Non-U.S. Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
5.16     Award Forfeitures.
(a)     Forfeiture of Options and Other Awards. Each award granted hereunder shall be subject to the following additional forfeiture conditions, to which the participant, by accepting an award hereunder, agrees. If any of the events specified in Section 5.16(b) occurs (a “Forfeiture Event”), all of the following forfeitures will result:
(i)     The unexercised portion of any Option, whether or not vested, and any other award not then settled (except for an award that has not been settled solely due to an elective deferral pursuant to Section 5.10 by the participant and otherwise is not forfeitable in the event of any termination of service of the participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and
(ii)     The participant will be obligated to repay the Company, in cash, within five business days after demand is made thereof by the Company, the total amount of Award Gain (as defined herein) realized by the participant upon each exercise of an Option or settlement of an award (regardless of any elective deferral pursuant to Section 5.10) that occurred on or after (i) the date that is 12 months before the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the participant was employed by the Company or a Subsidiary, or (ii) the date that is 12 months before the date the participant’s employment by, or service as a Director with the Company or a Subsidiary terminated, if the Forfeiture Event occurred after the participant ceased to be so employed.
(b)     Events Triggering Forfeiture. The forfeitures specified in Section 5.16(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the participant’s employment by or service as a Director with the Company or a Subsidiary or during the one-year period following termination of such employment or service:
(i)     Non-Solicitation. The participant, for his or her own benefit or for the benefit of any other person, company or entity, directly or indirectly, (i) induces or attempts to induce or hires or otherwise counsels, induces or attempts to induce or hire or otherwise counsel, advise, encourage or solicit any person to leave the employment of or the service for the Company or any Subsidiary, (ii) hires or in any manner employs or retains the services of any individual employed by or providing services to the Company or any Subsidiary as of the date of his or her termination of employment, or employed by or providing services to the Company or any Subsidiary subsequent to such termination, (iii) solicits, pursues, calls upon or takes away, any potential customers of the Company or any Subsidiary, (iv) solicits, pursues, calls upon or takes away, any potential customer of the Company or any Subsidiary that has been the subject of a bid, offer or proposal by the Company or any Subsidiary, or of substantial preparation with a view to making such a bid, proposal or offer, within 12 months before such participant’s termination of employment with the Company or any Subsidiary, or (v) otherwise interferes with the business or accounts of the Company or any Subsidiary.
(ii)     Confidential Information. The participant discloses to any person or entity or makes use of any “confidential or proprietary information” (as defined below in this Section 5.16(b)(2)) for his or her own purpose or for the benefit of any person or entity, except as may be necessary in the ordinary course of employment with or other service to the Company or any Subsidiary. Such “confidential or proprietary information” of the Company or any Subsidiary, includes, but is not limited to, the design, development, operation, building or manufacturing of products manufactured and supplied by the Company and its Subsidiaries, the identity of the Company’s or any Subsidiary’s customers, the identity of representatives of customers with whom the Company or any Subsidiary has dealt, the kinds of services provided by the Company or any Subsidiary to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software and hardware applications and other programs, personnel information, information identifying, relating to or concerning investors in the Company or any Subsidiary, joint venture partners of the Company or any Subsidiary, business partners of the Company or any Subsidiary or other entities providing financing to the Company or any Subsidiary, real estate and leasing opportunities, communications and telecommunications operations and processes, zoning and licensing matters, relationships with, or matters involving, landlords and/or property owners, and other trade secrets.
(c)     Plan Does Not Prohibit Competition or Other Participation Activities. Although the conditions set forth in this Section 5.16 shall be deemed to be incorporated into an award, the Plan does not thereby prohibit the participant from engaging in any activity, including but not limited to competition with the Company and its Subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 5.16(b) is a condition to the participant’s right to realize and retain value from his or her compensatory awards, and the consequence under the Plan if the participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. This provision shall not preclude the Company and the participant from entering into other written agreements concerning the subject matter of Sections 5.16(a) and 5.16(b) and, to the extent any terms of this Section 5.16 are inconsistent with any express terms of such agreement, this Section 5.16 shall not be deemed to modify or amend such terms.
(d)     Committee Discretion. The Committee may, in its sole discretion, waive in whole or in part the Company’s right to forfeiture under this Section 5.16, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on awards, by inclusion of appropriate provisions in the Award Notice. Nothing contained herein shall require the Committee to enforce the forfeiture provisions of this Section 5.16. Failure to enforce these provisions against any individual shall not be construed as a waiver of the Company’s right to forfeiture under this Section 5.16.
5.17     Awards Subject to Clawback. Notwithstanding any other provision of the Plan to the contrary, any participant who is an officer of the Company whose negligence, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, will be required to forfeit awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award, as determined by the Board of Directors, an authorized committee, or its designee, pursuant to the Caterpillar Inc. Guidelines on Corporate Governance Issues, as adopted on December 7, 2013 and any subsequent amendments, including without limitation any such amendments which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.18     Right of Setoff. The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the participant from time to time, including amounts payable in connection with any award, owed as wages, fringe benefits, or other compensation owed to the participant, such amounts as may be owed by the participant to the Company, although the participant shall remain liable for any part of the participant’s payment obligation not satisfied through such deduction and setoff. By accepting any award granted hereunder, the participant agrees to any deduction or setoff under this Section 5.18.
IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of this 16th day of October 2019.

CATERPILLAR INC.

/s/ Cheryl Johnson
Cheryl Johnson
Chief Human Resources Officer

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